FORM 8-A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Castle Brands Inc.

(Exact name of Registrant as specified in its charter)

Delaware	41-2103550

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

Common Stock, $0.01 Par Value per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-128676
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
Signature
Exhibit Index

Item 1. Description of Registrant’s Securities to be Registered
A description of the registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the registrant’s Registration Statement on Form S-1 (File No. 333-128676), filed with the Securities and Exchange Commission (the “Commission”) on September 29, 2005, as amended on each of November 16, 2005, January 10, 2006, March 6, 2006 and March 17, 2006, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), which description is incorporated herein by reference.
Item 2. Exhibits
     The following exhibits are filed as a part of this registration statement:

1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

2.	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.	Shareholders Agreement, dated as of December 1, 2003, by and among GSRWB, Inc. and the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the Common Stockholders (incorporated by reference to Exhibit 4.2 to the Registration Statement).

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Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 31, 2006	CASTLE BRANDS INC.
	By:	/s/ Mark Andrews
Mark Andrews
Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

2.	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.	Shareholders Agreement, dated as of December 1, 2003, by and among GSRWB, Inc. and the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the Common Stockholders (incorporated by reference to Exhibit 4.2 to the Registration Statement).

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